 Exhibit 10.03

July 22, 2013

Daniel E. Della Flora

18131 Riverside Circle

Huntington Beach, CA 92648

Dear Daniel:

You and ReachLocal, Inc. (the “Company”) have mutually agreed to amend certain provisions of the offer letter, dated June 28, 2013 (the “Employment Letter”) as set forth herein. Terms not defined herein shall have the meaning set forth in the Employment Letter.

1.        Commencement of Employment. Notwithstanding the Transition Period or Commencement Date set forth in the Employment Letter, your employment with the Company will commence on August 5, 2013. From August 5, 2013 through August 31, 2013 (the “Transition Period”), you will be a part-time employee, required for at least two (2) days per week, on dates which shall be mutually agreed upon between you and the Company’s CFO. You shall commence your full-time employment with the Company on September 1, 2013 (the “Commencement Date”).

2.        Stock Option. For the avoidance of doubt, subject to the approval of the Compensation Committee of the Company’s Board of Directors, the grant of the Option to you shall not occur until the next regularly scheduled equity award grant date after the Commencement Date.

3.        Severance Policy. For the avoidance of doubt, your eligibility to participate in the Severance Policy shall begin as of the Commencement Date.

4.        No Other Amendments. Except as hereby expressly modified, the Employment Letter remains in full force and effect in accordance with its terms. This letter may not be modified or amended except by a written agreement, signed by the Company and by you, except that the Company may, in its sole discretion, adjust salaries, incentive compensation, benefits, job titles, locations, duties, responsibilities, and reporting relationships.

21700 Oxnard Street; Suite 1600; Woodland Hills, CA 91367

O: 818.936.9906; Fax: 818.337.7109

Daniel R. Della Flora

July 22, 2013

We look forward to continuing to work with you.

Sincerely,
ReachLocal, Inc.

/s/ Ross G. Landsbaum
Ross G. Landsbaum, Chief Financial Offier

I hereby accept employment with ReachLocal, Inc. on the terms set forth in this letter.

ACCEPTED AND AGREED TO this 22nd day of July, 2013:

/s/ Daniel E. Della Flora
Daniel E. Della Flora